Exhibit 99.2

ENZON
PHARMACEUTICALS                                            For Immediate Release
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PRESS RELEASE                         Contact:  Susan M. Mesco
                                                Director, Investor Relations
                                                (908)541-8777

                                                Euro RSCG Life NRP
                                                Mark R. Vincent, Media Relations
                                                (212)845-4239

                VICTOR P. MICATI JOINS ENZON'S BOARD OF DIRECTORS

Bridgewater, NJ - November 15, 2004 - Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced that Victor P. Micati has been appointed to the Company's Board of Directors. Mr. Micati is a retired senior executive of Pfizer Inc. (NYSE:
PFE) and brings nearly 40 years of pharmaceutical experience to Enzon.

In 1999, Mr. Micati retired from Pfizer where he most recently served as Executive Vice President of the Pharmaceutical Group of Pfizer and Vice President of Pfizer Inc. In this capacity, Mr. Micati was responsible for Pfizer's European pharmaceutical operations and its global consumer healthcare business. At the time of his retirement, Mr. Micati was also a member of the 10-person corporate management committee responsible for all aspects of Pfizer's global operations.

Mr. Micati first joined Pfizer in 1965 and over a distinguished 34-year career served in numerous capacities, including: President of European Operations; Executive Vice President of Pfizer Europe; Senior Vice President,
Pharmaceuticals; Vice President of Pharmaceutical Development, Pfizer International; and Vice President of Marketing, Pfizer Laboratories. Mr. Micati also served as a member of the Pfizer International Board of Directors.

Mr. Micati graduated from Middlebury College with a B.A. in chemistry in 1962 and earned an M.B.A. in marketing from Columbia University in 1965. Mr. Micati is currently a consultant to the pharmaceutical industry. He is a director of Ilex Oncology (Nasdaq: ILXO) and a member of the Advisory Board of Almirall, a Spanish pharmaceutical company.

"We are very fortunate to have an executive of Vic Micati's caliber join our Board," said Jeffrey H. Buchalter, non-executive chairman of Enzon's board of directors. "Mr. Micati brings an impressive set of credentials to Enzon, including his experience as a member of the management team responsible for global operations of the world's largest pharmaceutical company. His valuable strategic insight will prove to be a significant asset as we continue to identify both near- and long-term growth opportunities for Enzon."


                                     -more-

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                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com


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                                                              Enzon Board/Page 2

About Enzon

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The Company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), marketed in North America by Enzon's specialized sales force. Enzon's science-driven strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional marketed products and promising clinical compounds. Enzon has several drug candidates in various stages of development, independently and with partners, including MARQIBO(R) (formerly referred to as Onco TCS), for which a U.S. marketing application is currently being reviewed by the FDA for the treatment of relapsed aggressive non-Hodgkin's lymphoma. Further information about Enzon and this press release can be found on the Company's web site at www.enzon.com.

The forward-looking statement contained herein is not based on historical fact, but on expectations regarding the future. The statement is subject to known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments discussed above. Such factors include those described in Enzon's Form 10-K and Forms 10-Q on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information in this press release is as of November 15, 2004 and the Company undertakes no duty to update this information.

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                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com